UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2013
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 College Blvd., Suite 102. Oceanside, California	92057
(Address of principal executive offices)	(Zip Code)

  (714) 423-0701

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on August 15, 2013, the Board of Directors of Citadel EFT, Inc., a Nevada corporation (the "Company"),appointed Mr. Joseph E. Riad as a member of the Board of Directors effective August 15, 2013.

Biography

As Chairman of Riad Trust & Holdings, a 100 year old tust, Mr. Joseph E. Riad, has over 20 years extensive experience in owning and managing businesses. Mr. Raid co-owns Texas Energy & Minerals, Houston, Texas which maintain mineral smelting rights. His has past professional experiences as the President of IMA World Trade, the Vice President of Tri-Union International, and the Deputy Director of Yellow Rose Energy.

The Riad Trust and Holdings Chairman, Mr. Riad has lived in the United States since he was 15 years old. Currently he is located in Kennett Square PA, USA. In addition the Chairman owns homes in three different states and in Egypt and holds an American and an Egyptian citizenship. Mr. Joseph Riad was born into an Egyptian Royal Family, his great uncle Ghali Riad was married to Princess Fathia on the 25th of April 1950 in Egypt.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.
DATE: August 16, 2013	/s/ Gary DeRoos Name: Gary DeRoos Title: President/Chief Executive Officer